Janet Nittmann
jnittmann@doversaddlery.com
Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Reports Third Quarter 2011 Financial Results

LITTLETON, MA – November 8, 2011 — Dover Saddlery, Inc. (NASDAQ:DOVR), the leading multi-channel retailer of equestrian products, today reported financial results for the third quarter ended September 30, 2011.

Total revenues for the third quarter of 2011 increased 4.8%, or $0.9 million, to $19.5 million from $18.6 million. Retail store channel revenues increased 17.6%, or $1.2 million, to $8.2 million and same-store sales increased 9.9% over the same period in 2010. Net income for the third quarter increased 3.8%, or $12,000, to $332,000 while earnings per fully diluted share remained steady at $0.06 per share.

Year-to-Date Results

For the first nine months of 2011, total revenues increased 4.3% to $57.0 million from $54.7 million. Retail store channel revenues increased 16.4% to $21.5 million and same-store sales increased 12.8%. Net income increased 8.8% to $1,084,000, or $0.20 per fully diluted share, from $997,000, or $0.18 per fully diluted share.

“Our retail stores performed extremely well in the third quarter and, in fact, the retail channel has shown strong performance all year long,” said Stephen L. Day, President and CEO of Dover Saddlery. “Our new store in Parker, Colorado is exceeding expectations; and next week we will be opening our first store in the Midwest in Libertyville, Illinois, a suburb north of Chicago, bringing the total number of stores to 15.”

Business Outlook

Due to the current uncertain economic environment, the Company is not providing any financial guidance.

Conference Call and Webcast

Dover Saddlery will hold a conference call and webcast on Tuesday, November 8, 2011 at 8:30 a.m. ET to discuss its third quarter results. To access the webcast via the Internet, please go to http://investor.shareholder.com/DOVR/events.cfm and click on the webcast icon.

About Dover Saddlery, Inc. Dover Saddlery, Inc. (NASDAQ:DOVR — News) is the leading multi-channel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for the fourth quarter and full year of fiscal 2011, the prospects for continued retail channel and same store sales growth, and operating income and cash flow improvements, and additional new store openings in 2012. All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddler’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2011	2010	2011	2010

Revenues, net- direct	$11,321	$11,654	$35,561	$36,257
Revenues, net – retail stores	8,184	6,960	21,477	18,438

Revenues, net — total	$19,505	$18,614	$57,038	$54,695
Cost of revenues	12,056	11,525	35,540	34,308

Gross profit	7,449	7,089	21,498	20,387
Selling, general and administrative expenses	6,780	6,218	19,008	18,274

Income from operations	669	871	2,490	2,113
Interest expense, financing and other related	124	255	626	766
costs, net
Other investment (income) loss, net	12	37	(30)	(384)

Income before income tax provision	533	579	1,894	1,731
Provision for income taxes	201	259	810	734

Net income	$332	$320	$1,084	$997

Net income per share
Basic	$0.06	$0.06	$0.20	$0.19

Diluted	$0.06	$0.06	$0.20	$0.18

Number of shares used in per share calculation
Basic	5,289,000	5,277,000	5,288,000	5,270,000
Diluted	5,477,000	5,386,000	5,485,000	5,413,000

Other Operating Data:

Number of retail stores(1)	14	13	14	13
Capital expenditures	287	57	689	271
Gross profit margin	38.2%	38.1%	37.7%	37.3%

(1) Includes thirteen Dover-branded stores and one Smith Brothers store, the Parker, CO Dover-branded store opened in Q2 2011.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(unaudited)

	Sept. 30,	Dec. 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$151	$745
Accounts receivable	550	533
Inventory	19,371	15,869
Prepaid catalog costs	1,387	930
Prepaid expenses and other current assets	1,103	901
Deferred income taxes	110	105

Total current assets	22,672	19,083
Net property and equipment	3,160	3,025

Other assets:
Deferred income taxes	1,037	848
Intangibles and other assets, net	572	593

Total other assets	1,609	1,441

Total assets	$27,441	$23,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligation and outstanding checks	$473	$97
Accounts payable	2,416	2,073
Accrued expenses and other current liabilities	4,509	5,425
Income taxes payable	—	414
Total current liabilities	7,398	8,009

Long-term liabilities:
Revolving line of credit	2,935	—
Term note	5,500	—
Subordinated notes payable, net	—	5,293
Capital lease obligation, net of current portion	30	89
Interest rate swap derivative	319	—

Total long-term liabilities	8,784	5,382
Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; 5,291,521 and 5,277,161 issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	1	1
Additional paid in capital	45,596	45,391
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Other comprehensive loss	(188)	—
Accumulated deficit	(28,068)	(29,152)

Total stockholders’ equity	11,259	10,158

Total liabilities and stockholders’ equity	$27,441	$23,549

Non-GAAP Financial Measures and Information

From time to time, in addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance and ongoing operations. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful information to investors for evaluating the Company’s operating results and trends that may be affecting the Company’s business, as they allow investors to more readily compare our operations to prior financial results and our future performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income, investment income and other income plus interest expense, income taxes, non-cash stock-based compensation, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The following table reconciles net income to Adjusted EBITDA (in thousands):

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2011	2010	2011	2010
Net income	$332	$320	$1,084	$997
Depreciation	188	176	554	545
Amortization of intangible assets	2	2	5	5
Stock-based compensation	62	45	186	136
Interest expense, financing and	124	255	626	766
other related costs, net
Other investment (income) loss, net	12	37	(30)	(384)
Provision for income taxes	201	259	810	734

Adjusted EBITDA	$921	$1,094	$3,235	$2,799